Exhibit (a)(6)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         BANCROFT CONVERTIBLE FUND, INC.

                                    * * * * *


         Bancroft Convertible Fund, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Bancroft Convertible Fund, Inc., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a special meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

                  RESOLVED, that the Certificate of Incorporation of Bancroft Convertible Fund, Inc. (the "Corporation"), as heretofore amended, be and it hereby is further amended by adding a new Article Eleventh, which shall read in full as follows:

                           The number of directors of the Corporation
                  shall be as provided in the By-Laws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors are elected and qualified. Each member of the Board of Directors in the first class of directors shall hold office until the Annual Meeting of Stockholders in 1988, each member of the Board of Directors in the second class of directors shall hold office until the Annual Meeting of Stockholders in 1989, and each member of the Board of Directors in the third class of directors shall hold office until the Annual Meeting of Stockholders in 1990. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for the terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election and qualification of the successors to such class of directors.

                           Any one or more directors may be removed
                  only for cause by the stockholders as provided herein. At any annual meeting of stockholders of the Corporation or at any special meeting of stockholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of the outstanding shares of the Corporation entitled to vote thereon, present in person or by proxy, by the affirmative vote of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote, may remove such director or directors for cause.

                           The affirmative vote or consent of the
                  holders of two-thirds of the outstanding shares of Common Stock of the Corporation is required to amend this Article Eleventh of the certificate of incorporation of the Corporation.

                  RESOLVED, that the second paragraph of Article Tenth of the Corporation's Certificate of Incorporation, as heretofore amended, be and it hereby is amended and restated to read in full as follows:

                           The vote of two-thirds of the outstanding
                  shares of Common Stock of the Corporation shall be necessary to authorize any of the following actions:
                  (i) a merger or consolidation of the Corporation with any other company (including without limitation a partnership, corporation, joint venture, business trust, common law trust or any other business organization), (ii) the dissolution of the Corporation, (iii) the sale of all or substantially all of the assets of the Corporation, (iv) a change in the classification of the Corporation from a diversified to a non-diversified management investment company as defined under the Investment Company Act of 1940, (v) a change in the nature of the business of the Corporation so that it would cease to be an investment company registered under the Investment Company Act of 1940, and (vi) any amendment to the certificate of incorporation of the Corporation which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two-thirds vote required to authorize any of the actions in this paragraph or amends this subparagraph (vi).

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

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

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Bancroft Convertible Fund, Inc. has caused this certificate to be signed by Ronald E. Dinsmore, Chairman of the Board of Directors and attested by Sigmund Levine, its Secretary, this 6th day of March, 1987.


                                       BANCROFT CONVERTIBLE FUND, INC.


                                       By: /s/ Ronald E. Dinsmore
                                           -------------------------------------
                                               Ronald E. Dinsmore
                                               Chairman of the Board
                                               of Directors

ATTEST:

By:  /s/ Sigmund Levine
     -----------------------------
         Sigmund Levine
         Secretary

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